                                                                       Exhibit 9

AGREEMENT entered into at Montreal, Province of Quebec as of the 5th day of June 1998.

BETWEEN:                        HARCO HOLDINGS LTD., a corporation
                                duly incorporated under the laws of Quebec;

                                                                   ("Harco")

AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a company duly incorporated under the laws of the Province of Quebec;

                                                                    ("FSTQ")

      WHEREAS Gildan Activewear Inc. (the "Corporation") is a corporation duly constituted under the Canada Business Corporations Act by a Certificate of Incorporation dated May 8, 1984, as amended to the date hereof;

      WHEREAS the parties hereto are currently the holders of the following shares in the share capital of the Corporation as follows:

      Harco:   7,000,000 Class "A" preferred shares

      FSTQ:    2 709 794 Class "A" preferred shares
                   270.98 Class "A" common shares

      WHEREAS, in connection with a proposed initial public offering by the Corporation (the "Offering"), it is contemplated that the Corporation shall effect a reorganization of its share capital (the "Recapitalization"), following the implementation of which the authorized capital of the Corporation shall consist of an unlimited number of Class A Subordinate Voting Shares (the "SV Shares") and of Class B Multiple Voting Shares (the "MV Shares" and, together with the SV Shares, the "Equity Shares");

      WHEREAS following the Recapitalization, FSTQ will hold SV Shares and Harco will hold MV Shares, in such numbers as shall be determined;

      WHEREAS the parties have agreed that they shall, upon completion of the Offering and thereafter, vote the Equity Shares of the Corporation held by them in accordance with the provisions of this Agreement;

      NOW, THEREFORE, this Agreement witnesseth that in consideration of the respective covenants and agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 For the purposes hereof, the following capitalized terms shall have the meanings set forth below:

      1.1.1 "Affiliate" has the meaning ascribed to that term in the Canada Business Corporations Act, as such may be amended from time to time;

      1.1.2 "Articles" has the meaning ascribed to that term in the Canada Business Corporations Act, as such may be amended from time to time;

      1.1.3 "Associate" has the meaning ascribed to that term in the Canada Business Corporations Act, as such may be amended from time to time;

      1.1.4 "Beneficial Owner" includes ownership through a trustee, legal representative, agent or other intermediary;

      1.1.5 "Equity Shares" means the MV Shares and the SV Shares, including any replacement securities or certificates if and when such are issued or allotted;

      1.1.6 "FSTQ Shares" means all SV Shares of the Corporation beneficially owned by the FSTQ following the Recapitalization, including any replacement securities or certificates if and when such are issued or allotted;

      1.1.7 "MV Shares" means the Class B Multiple Voting Shares of the Corporation;

      1.1.8 "Harco Shares" means all MV Shares of the Corporation beneficially owned by Harco following the Recapitalization, including any replacement securities or certificates if and when such are issued or allotted;

      1.1.9 "Shareholders' Resolution" means any resolution to be put before the holders of the Equity Shares voting together as a single class, whether the meeting called for the purpose of considering the resolution is a general or special meeting;

     1.1.10 "Third Party" means any person or entity other than FSTQ and Harco and their respective Affiliates and Associates.

                                    ARTICLE 2

                            FSTQ'S VOTING OBLIGATIONS

2.1 Subject to Articles 3 and 4 hereof, FSTQ shall vote the FSTQ Shares on any Shareholders' Resolution relating to the election of directors in accordance with the written instructions given by Harco and received by FSTQ at least ten business days prior to such meeting.

2.2 All obligations of FSTQ under this Article 2 shall automatically terminate:

      (i) upon FSTQ ceasing to hold at least 5% of the number of Equity Shares issued and outstanding; and

      (ii)  with respect to any FSTQ Shares transferred to a Third Party.

                                    ARTICLE 3

                           HARCO'S VOTING OBLIGATIONS

3.1 For as long as the FSTQ holds at least 15% of the number of the Equity Shares issued and outstanding, Harco shall vote the Harco Shares on any Shareholder Resolution relating to the election of directors in favour of the election of two persons to the Board of directors of the Corporation as shall have been designated by the FSTQ as their representatives, provided that the second of these persons shall be acceptable to Harco acting reasonably.

3.2 In the event that the FSTQ holds less than 15%, but at least 5% of the number of Equity Shares issued and outstanding, Harco shall vote the Harco Shares on any Shareholder Resolution relating to the election of directors in favour of the election of one person to the Board of Directors of the Corporation as shall have been designated by the FSTQ as its representative.

3.3 All obligations of Harco under this Article 3 shall automatically terminate:

      (i) upon FSTQ ceasing to hold at least 5% of the number of Equity Shares issued and outstanding; and

      (ii)  with respect to any Harco Shares transferred to a Third Party.

                                    ARTICLE 4

                       UNDERTAKING NOT TO VOTE FSTQ SHARES

4.1 For as long as FSTQ is able to designate at least one person on the Board of directors of the Corporation as provided at Article 3 hereinabove FSTQ shall abstain from voting on any shareholder resolution relating to the election of directors in respect of which only holders of SV Shares are entitled to vote.

4.2 All obligations of FSTQ under this Article 4 shall automatically terminate:

      (i) upon FSTQ ceasing to hold at least 5% of the number of Equity Shares issued and outstanding; and

      (ii)  with respect to any FSTQ Shares transferred to a Third Party.

                                    ARTICLE 5

                                   TERMINATION

5.1 This Agreement shall remain in force until terminated by the mutual consent of the parties hereto or until the earlier of

      5.1.1 the date on which all of the MV Shares become SV Shares pursuant to the Articles of the Corporation;

      5.1.2 the date on which FSTQ ceases to hold at least 5% of the number of Equity Shares issued and outstanding.

                                    ARTICLE 6

                                  MISCELLANEOUS

6.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

6.2 All notices, consents and demands required or permitted to be given under this Agreement shall be in writing and may be delivered personally, sent by telecopier or forwarded by first class prepaid registered mail. Any notice delivered personally or sent by telecopier shall be deemed to have been given and received on the business day next following the date of sending. Any notice mailed as aforesaid shall be deemed to have been received five business days after the post-marked date thereof. Such notices, consents and demands shall be addressed as follows:

      6.2.1  if to Harco:       HARCO HOLDINGS LTD.
                                725 Montee de Liesse
                                Ville Saint-Laurent, Quebec H4T 1P5
                                Attention:   President
                                Telecopier:  (514) 738-2269

      6.2.2 if to FSTQ:         LE FONDS DE SOLIDARITE DES
                                TRAVAILLEURS DE QUEBEC (FTQ)
                                8717 rue Berri
                                Montreal, Quebec H2M 2T9
                                Attention:   Vice-President Investments
                                Telecopier:  (514) 383-2505

                                with a copy to: Vice-President Legal Affairs
                                Telecopier: (514) 383-2500

      or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section.

6.3 This Agreement supersedes all prior agreements and understandings pertaining to the subject matter of this Agreement.

6.4 The parties hereto hereby acknowledge that they have requested and are satisfied that this Agreement be drawn up in both the English and the French language. Les parties aux presentes reconaissent qu'elles ont exige que la presente convention soit redigee tant en anglais qu'en francais et s'en declarent satisfaites.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and at the place first hereinabove written.

                                        HARCO HOLDINGS LTD.

                                        Per: /s/ H. Greg Chamandy
                                            ----------------------------------


                                        FONDS DE SOLIDARITE DES
                                        TRAVAILLEURS DU QUEBEC (F.T.Q.)

                                        Per: /s/ Daniel Laporte
                                            ----------------------------------